UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2005

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE
WEST LAFAYETTE, INDIANA		47906-1382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchage Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2005, the Bioanalytical Systems, Inc. (the “Company”) Board of Directors (the “Board”) amended and restated the Company’s bylaws to update provisions in the bylaws regarding the President’s authority to appoint officers of the Company, and to update other provisions regarding the holding of shareholder meetings to be more consistent with the Company’s status as a publicly held corporation.  Specifically, Section 2.3 was revised to clarify that the Board has the authority to call shareholder meetings any place inside or outside the State of Indiana; Sections 9 and 10 of Article II addressing shareholder action by written consent and allowing shareholders to participate in meetings telephonically were deleted; and Article IV was revised to give the President specific authority to appoint certain officers and to reflect that the Company has Senior and Executive vice presidents.  A copy of the amended and restated bylaws is attached hereto as Exhibit 3.1.  The above summary of the bylaw amendments adopted by the Board does not purport to be complete and is qualified in its entirety by reference to the bylaws, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. 3.1 Amended and Restated Bylaws of Bioanalytical Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: August 23, 2005	By:	/s/ Michael R. Cox
Michael R. Cox
Vice President, Finance and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Bioanalytical Systems, Inc.